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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Amendment No. 1 of Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (File No. 333-44203) of our report dated January 15, 1996, on our audit of the financial statements of Certain of the Initial Hotels.

                                    /s/ COOPERS & LYBRAND L.L.P.

Fort Lauderdale, Florida
February 9, 1998